The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these securities until the pricing supplement, the accompanying product supplement, underlier supplement, prospectus supplement and prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

August 2026

Preliminary Pricing Supplement

Dated August 25, 2026

Registration Statement No. 333-282565

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated November 8, 2024, Prospectus Supplement dated November 8, 2024,

Underlier Supplement dated November 8, 2024 and Product Supplement dated November 8, 2024)

Structured Investments

Opportunities in U.S. and International Equities

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities offer the opportunity for investors to earn a contingent quarterly coupon with respect to each determination date on which the index closing value of each underlying index is greater than or equal to 75.00% of its initial index value, which we refer to as its coupon threshold level. In addition, if the index closing values of all of the underlying indices on any determination date (other than the first determination date and the final determination date) are greater than or equal to their respective call threshold levels, the securities will be automatically redeemed for an amount per security equal to (i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the applicable determination date. No further payments will be made on the securities once they have been redeemed. However, if the index closing value of any underlying index on any determination date is less than its call threshold level, the securities will not be automatically redeemed and, if the index closing value of any underlying index is less than its coupon threshold level, you will not receive any contingent quarterly coupon with respect to the applicable determination date. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly coupons during the term of the securities. Furthermore, if the final index value of any underlying index is less than 75.00% of its initial index value, which we refer to as its downside threshold level, BNS will pay you a cash payment per security that will be less than 75.00% of the stated principal amount and you will be exposed on a 1-to-1 basis to the decline of the worst performing underlying index. In this scenario, you will lose a significant portion or all of your investment in the securities. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any increase of the underlying indices and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities. Because all payments on the securities are based on the worst performing underlying index, a decline beyond the respective coupon threshold level and/or downside threshold level, as applicable, of any underlying index will result in few or no contingent quarterly coupons and/or a loss of a significant portion and up to your entire investment in the securities even if the other underlying indices increase or have not declined as much. These securities are for investors who are willing to risk their entire investment based on the worst performing of three underlying indices and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire term of the securities. The securities are senior unsecured debt securities issued by The Bank of Nova Scotia (“BNS”). The securities are notes issued as part of BNS’ Senior Note Program, Series A.

All payments on the securities are subject to the credit risk of BNS. If BNS were to default on its payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment in the securities. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	The Bank of Nova Scotia (“BNS”)
Issue:	Senior Note Program, Series A
Underlying indices:	Nasdaq-100 Index® (Bloomberg Ticker: “NDX”) Russell 2000® Index (Bloomberg Ticker: “RTY”) S&P 500® Index (Bloomberg Ticker: “SPX”)
Aggregate principal amount:	$•
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Minimum investment:	$1,000.00 (1 security)
Pricing date:	August 28, 2026
Original issue date:

September 2, 2026 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to one business day before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Maturity date:

August 31, 2028, subject to postponement for certain market disruption events and as described under “General Terms of the Notes — Market Disruption Events” and “— Maturity Date” in the accompanying product supplement.

Early redemption:

If the index closing values of all of the underlying indices on any determination date (other than the first determination date and the final determination date) are greater than or equal to their respective call threshold levels, the securities will be automatically redeemed for an amount per security equal to the early redemption payment on the first contingent coupon payment date immediately following the related determination date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any contingent coupon payment date if the index closing value of any underlying index is below the respective call threshold level for such underlying index on the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the applicable determination date.
Contingent quarterly coupon:	￭

If the index closing values of all of the underlying indices on any determination date are greater than or equal to their respective coupon threshold levels, we will pay a contingent quarterly coupon of $25.50 (equivalent to 10.20% per annum of the stated principal amount) per security on the related contingent coupon payment date.

￭

 If the index closing value of any underlying index on any determination date is less than its coupon threshold level, we will not pay a contingent quarterly coupon with respect to that determination date.

Determination dates:

November 30, 2026, March 1, 2027, May 28, 2027, August 30, 2027, November 29, 2027, February 28, 2028, May 30, 2028, and August 28, 2028 subject to postponement for non-trading days and certain market disruption events as described under “General Terms of the Notes — Market Disruption Events” and “— Valuation Dates” in the accompanying product supplement. We also refer to August 28, 2028 as the final determination date.

Contingent coupon payment dates:

 December 3, 2026, March 4, 2027, June 3, 2027, September 2, 2027, December 2, 2027, March 2, 2028, June 2, 2028 and the maturity date, subject to postponement for non-business days and as described under “General Terms of the Notes — Coupon Payment Dates” and “— Maturity Date” in the accompanying product supplement.

Payment at maturity:	￭	If the final index values of all of the underlying indices are greater than or equal to their respective downside threshold levels:	(i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise payable with respect to the final determination date
	￭	If the final index value of any underlying index is less than its downside threshold level:	(i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.
If the final index value of any underlying index is less than its downside threshold level, the payment at maturity will be less than 75.00% of the stated principal amount and could be as low as zero.
Underlying return:	(final index value – initial index value) / initial index value
Initial index value(1):

[•], which is the index closing value of the Nasdaq-100 Index® on the pricing date

[•], which is the index closing value of the Russell 2000® Index on the pricing date

[•], which is the index closing value of the S&P 500® Index on the pricing date

Worst performing underlying index:	The underlying index with the lowest underlying return
Call threshold level(1):

[•], which is equal to 100.00% of the initial index value of the Nasdaq-100 Index®

[•], which is equal to 100.00% of the initial index value of the Russell 2000® Index

[•], which is equal to 100.00% of the initial index value of the S&P 500® Index

Coupon threshold level(1):

[•], which is equal to 75.00% of the initial index value of the Nasdaq-100 Index®

[•], which is equal to 75.00% of the initial index value of the Russell 2000® Index

[•], which is equal to 75.00% of the initial index value of the S&P 500® Index

Downside threshold level(1):

[•], which is equal to 75.00% of the initial index value of the Nasdaq-100 Index®

[•], which is equal to 75.00% of the initial index value of the Russell 2000® Index

[•], which is equal to 75.00% of the initial index value of the S&P 500® Index

Final index value(1):	With respect to each underlying index, the index closing value on the final determination date
CUSIP / ISIN:	06419TTM0 / US06419TTM08
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	Scotia Capital Inc.
Agent:

 Scotia Capital (USA) Inc. (“SCUSA”), an affiliate of BNS. See “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).”

Estimated value on the pricing date:

Expected to be between $928.55 and $958.55 per stated principal amount, which will be less than the issue price listed above. See “Additional Information About the Securities — Additional information regarding estimated value of the securities” herein and “Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page 13 of this document for additional information. The actual value of your securities at any time will reflect many factors and cannot be predicted with accuracy.

Commissions and issue price:		Price to Public(2)	Fees and Commissions(2)	Proceeds to Issuer
Per security		$1,000.00	$17.50(a)	$977.50
+ $5.00(b)
$22.50
Total		$•	$•	$•
(1)

As determined by the calculation agent and as may be adjusted as described under “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Unavailability of the Closing Value of a Reference Index; Alternative Calculation Methodology”, as described in the accompanying product supplement.

(2)

SCUSA will purchase the securities at the stated principal amount and, as part of the distribution of the securities, will sell the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a)	a fixed sales commission of $17.50 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)” herein.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement, the underlier supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

The securities are not insured by the Canada Deposit Insurance Corporation (the “CDIC”) pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other government agency of Canada, the U.S. or any other jurisdiction. The securities are not bail-inable debt securities under the CDIC Act.

You should read this document together with the accompanying product supplement, underlier supplement, prospectus supplement and the prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated November 8, 2024	Underlier supplement dated November 8, 2024	Prospectus supplement dated November 8, 2024	Prospectus dated November 8, 2024

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028
All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

Additional Information About BNS and the Securities

You should read this pricing supplement together with the prospectus dated November 8, 2024, as supplemented by the prospectus supplement dated November 8, 2024, the underlier supplement dated November 8, 2024 and the product supplement (Market-Linked Notes, Series A) dated November 8, 2024, relating to our Senior Note Program, Series A, of which these securities are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement.

The securities may vary from the terms described in the accompanying prospectus, prospectus supplement, underlier supplement and product supplement in several important ways. You should read this pricing supplement carefully, including the documents incorporated by reference herein. In the event of any conflict between this pricing supplement and any of the foregoing, the following hierarchy will govern: first, this pricing supplement; second, the accompanying product supplement; third, the accompanying underlier supplement; fourth, the accompanying prospectus supplement; and last, the accompanying prospectus.

This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, in “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and in “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus, as the securities involve risks not associated with conventional debt securities.

We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities in light of your particular circumstances.

You may access these documents on the SEC website at www.sec.gov as follows:

♦Product Supplement (Market-Linked Notes, Series A) dated November 8, 2024:
http://www.sec.gov/Archives/edgar/data/9631/000183988224038316/bns_424b2-21309.htm

♦Underlier Supplement dated November 8, 2024:

https://www.sec.gov/Archives/edgar/data/9631/000183988224038308/bns_424b2-21314.htm

♦Prospectus Supplement dated November 8, 2024:

https://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

♦Prospectus dated November 8, 2024:
https://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

References to “BNS”, “we”, “our” and “us” refer only to The Bank of Nova Scotia and not to its consolidated subsidiaries and references to the “Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period” or the “securities” refer to the securities that are offered hereby. Also, references to the “accompanying product supplement” mean the BNS product supplement, dated November 8, 2024, references to the “accompanying underlier supplement” mean the BNS underlier supplement, dated November 8, 2024, references to the “accompanying prospectus supplement” mean the BNS prospectus supplement, dated November 8, 2024 and references to the “accompanying prospectus” mean the BNS prospectus, dated November 8, 2024.

BNS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, BNS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case BNS may reject your offer to purchase.

August 2026	Page 2

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028
All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period

Principal at Risk Securities

The Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028 All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index, which we refer to as the securities, provide an opportunity for investors to earn a contingent quarterly coupon, which is an amount equal to $25.50 (equivalent to 10.20% per annum of the stated principal amount) per security, with respect to each determination date on which the index closing values or the final index values, as applicable, of all of the underlying indices are greater than or equal to 75.00% of their respective initial index values, which we refer to as the coupon threshold levels. The contingent quarterly coupon, if any, will be payable on the relevant contingent coupon payment date specified on the cover hereof, which will generally be the third business day after the related determination date, except that the contingent coupon payment date for the final determination date will be the maturity date. It is possible that the index closing values of one or more of the underlying indices could remain less than their respective coupon threshold levels for extended periods of time or even throughout the term of the securities such that you may receive few or no contingent quarterly coupons.

If the index closing values of all of the underlying indices on any determination date (other than the first determination date and the final determination date) are greater than or equal to their respective call threshold levels, the securities will be automatically redeemed for an amount per security equal to the early redemption payment, which will be (i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the applicable determination date. If the securities have not previously been redeemed and the final index values of all of the underlying indices are greater than or equal to 75.00% of their respective initial index values, which we refer to as the downside threshold levels, the payment due at maturity will be (i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise payable with respect to the final determination date. If, however, the securities are not redeemed prior to maturity and the final index value of any underlying index is less than its downside threshold level, investors will be exposed on a 1-to-1 basis to the decline of the worst performing underlying index. The value of the payment received by investors at maturity will be less than 75.00% of the stated principal amount of the securities and could be as low as zero. Investors in the securities must be willing to accept the risk of losing their entire investment in the securities and also the risk of not receiving any contingent quarterly coupons during the term of the securities. In addition, investors will not participate in any increase of the underlying indices and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.

August 2026	Page 3

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028
All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

Key Investment Rationale

The securities offer the opportunity for investors to earn a contingent quarterly coupon equal to $25.50 (equivalent to 10.20% per annum of the stated principal amount) per security, with respect to each determination date on which the index closing values or the final index values, as applicable, of all of the underlying indices are greater than or equal to 75.00% of their respective initial index values, which we refer to as the coupon threshold levels. The securities may be redeemed prior to maturity beginning on the second determination date at a price equal to the early redemption payment, which will be (i) the stated principal amount per security plus (ii) the contingent quarterly coupon otherwise payable with respect to the applicable determination date. The payment at maturity will vary depending on the final index values, as follows:

Scenario 1

On any of the determination dates (other than the first determination date and the final determination date), the index closing values of all of the underlying indices are greater than or equal to their respective call threshold levels.

￭

The securities will be automatically redeemed for an amount per security equal to the early redemption payment, which will be (i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the applicable determination date.

￭

Investors will not participate in any increase of the underlying indices from their respective initial index values and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.

Scenario 2	The securities are not automatically redeemed prior to maturity and the final index values of all of the underlying indices are greater than or equal to their respective downside threshold levels.
	￭	The payment due at maturity will be (i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise payable with respect to the final determination date.
￭

Investors will not participate in any increase of the underlying indices from their respective initial index values and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.

Scenario 3	The securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its downside threshold level.
	￭	The payment due at maturity will be equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.
	￭	Investors will lose a significant portion, and may lose all, of their investment in the securities in this scenario.

Investing in the securities involves significant risks. You may lose a significant portion, and may lose all, of your investment in the securities. Any payment on the securities, including payments in respect of an early redemption, contingent quarterly coupon or any repayment of principal provided at maturity, is dependent on the ability of BNS to satisfy its obligations when they come due. If BNS is unable to meet its obligations, you may not receive any amounts due to you under the securities and you could lose your entire investment in the securities.

The securities will not pay a contingent quarterly coupon on a contingent coupon payment date (including the maturity date) if the index closing value of any underlying index on the applicable determination date is less than its coupon threshold level. The securities will not be automatically redeemed if the index closing value of any underlying index on an applicable determination date is less than its call threshold level. If the securities are not redeemed prior to maturity and the final index value of any underlying index is less than its downside threshold level, you will lose a significant portion, and may lose all, of your investment in the securities.

August 2026	Page 4

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028
All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

Investor Suitability

The securities may be suitable for you if:

￭You fully understand and are willing to accept the risks of an investment in the securities, including the risk that you may lose up to 100.00% of your investment in the securities

￭You can tolerate a loss of a significant portion or all of your investment and are willing to make an investment that may have the same downside market risk as a hypothetical direct investment in the worst performing underlying index or the stocks comprising such underlying index (the “index constituent stocks”)

￭You understand and accept that the securities are not linked to a basket of the underlying indices and that you will be exposed to the market risk of each underlying index on each determination date

￭You believe that the index closing value of each underlying index on each determination date will be greater than or equal to its coupon threshold level

￭You believe that the final index value of each underlying index will be greater than or equal to its downside threshold level

￭You understand and accept that (i) you will not participate in any increase in the level of any underlying index and that any potential positive return is limited to the contingent quarterly coupons specified on the cover hereof and (ii) you may receive few or no contingent quarterly coupons during the term of the securities

￭You can tolerate fluctuations in the market prices of the securities prior to maturity that may be similar to or exceed the fluctuations in the levels of the underlying indices

￭You are willing to forgo any dividends paid on the index constituent stocks and you do not seek guaranteed current income from this investment

￭You are willing to invest in securities that may be redeemed prior to the maturity date, you are otherwise willing to hold such securities to maturity, a term of approximately 2 years, and you accept that there may be little or no secondary market for the securities

￭You understand and are willing to accept the risks associated with the underlying indices

￭You are willing to assume the credit risk of BNS for all payments under the securities, and you understand that if BNS defaults on its obligations you may not receive any amounts due to you including any repayment of principal

The securities may not be suitable for you if:

￭You do not fully understand or are unwilling to accept the risks of an investment in the securities, including the risk that you may lose up to 100.00% of your investment in the securities

￭You require an investment designed to provide a full or at least partial return of principal at maturity

￭You cannot tolerate a loss of a significant portion or all of your investment, or you are not willing to make an investment that may have the same downside market risk as a hypothetical direct investment in the worst performing underlying index or its index constituent stocks

￭You do not understand or cannot accept that the securities are not linked to a basket of the underlying indices and that you will be exposed to the market risk of each underlying index on each determination date

￭You believe that the index closing value of any underlying index on each determination date is likely to be less than its coupon threshold level

￭You believe that the final index value of any underlying index is likely to be less than its downside threshold level

￭You do not understand or cannot accept that the risks of each underlying index are not mitigated by the performance of any other underlying index, or you cannot accept the risks of investing in securities with a return based on the worst performing underlying index

￭You seek an investment that participates in any increase in the levels of the underlying indices or that has unlimited return potential

￭You cannot tolerate fluctuations in the market prices of the securities prior to maturity that may be similar to or exceed the fluctuations in the levels of the underlying indices

August 2026	Page 5

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028
All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

￭You prefer to receive the dividends paid on the index constituent stocks or you seek guaranteed current income from this investment

￭You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 2 years, or you seek an investment for which there will be an active secondary market

￭You do not understand or are not willing to accept the risks associated with the underlying indices

￭You are not willing to assume the credit risk of BNS for all payments under the securities, including any repayment of principal

August 2026	Page 6

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028
All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing values and (2) the final index values.

Diagram #1: Determination Dates Other Than the Final Determination Date

Diagram #2: Payment at Maturity if No Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on the following page.

August 2026	Page 7

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028
All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your securities will be determined on the pricing date and will be specified in the final pricing supplement). All payments on the securities are subject to the credit risk of BNS.

Hypothetical Initial Index Value:
Underlying Index A:	100.00
Underlying Index B:	100.00
Underlying Index C:	100.00
Hypothetical Call Threshold Level:
Underlying Index A:	100.00, which is 100.00% of the hypothetical initial index value
Underlying Index B:	100.00, which is 100.00% of the hypothetical initial index value
Underlying Index C:	100.00, which is 100.00% of the hypothetical initial index value
Hypothetical Coupon Threshold Level:
Underlying Index A:	75.00, which is 75.00% of the hypothetical initial index value
Underlying Index B:	75.00, which is 75.00% of the hypothetical initial index value
Underlying Index C:	75.00, which is 75.00% of the hypothetical initial index value
Hypothetical Downside Threshold Level:
Underlying Index A:	75.00, which is 75.00% of the hypothetical initial index value
Underlying Index B:	75.00, which is 75.00% of the hypothetical initial index value
Underlying Index C:	75.00, which is 75.00% of the hypothetical initial index value
Hypothetical Contingent Quarterly Coupon:	$25.50 per security (equivalent to 10.20% per annum of the stated principal amount)
Stated Principal Amount:	$1,000.00 per security

In Examples 1 and 2, the index closing values of the underlying indices fluctuate over the term of the securities and the index closing values of all of the underlying indices on a determination date other than the first determination date and the final determination date are greater than or equal to their respective hypothetical call threshold levels. Because the index closing values of all of the underlying indices are greater than their respective call threshold levels on one of the determination dates other than the first determination date and the final determination date, the securities are automatically redeemed on the relevant contingent coupon payment date. In Examples 3 and 4, the index closing value of at least one underlying index on each of the determination dates prior to the final determination date is less than its call threshold level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1					Example 2
Determination Dates	Hypothetical Index Closing Value Underlying Index A	Hypothetical Index Closing Value Underlying Index B	Hypothetical Index Closing Value Underlying Index C	Contingent Quarterly Coupon	Early Redemption Payment	Hypothetical Index Closing Value Underlying Index A	Hypothetical Index Closing Value Underlying Index B	Hypothetical Index Closing Value Underlying Index C	Contingent Quarterly Coupon	Early Redemption Payment
#1	105.00 (at or above coupon threshold level and call threshold level)	110.00 (at or above coupon threshold level and call threshold level)	115.00 (at or above coupon threshold level and call threshold level)	$25.50*	Not Callable	80.00 (at or above coupon threshold level; below call threshold level)	105.00 (at or above coupon threshold level and call threshold level)	95.00 (at or above coupon threshold level; below call threshold level)	$25.50	N/A
#2	105.00 (at or above coupon threshold level and call threshold level)	110.00 (at or above coupon threshold level and call threshold level)	115.00 (at or above coupon threshold level and call threshold level)	$25.50*	$1,025.50	60.00 (below coupon threshold level and call threshold level)	90.00 (at or above coupon threshold level; below call threshold level)	80.00 (at or above coupon threshold level ; below call threshold level)	$0.00	N/A
#3	N/A	N/A	N/A	N/A	N/A	120.00 (at or above coupon threshold level and call threshold level)	120.00 (at or above coupon threshold level and call threshold level)	120.00 (at or above coupon threshold level and call threshold level)	$25.50*	$1,025.50
#4 - #7	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A					N/A

August 2026	Page 8

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028
All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

* The early redemption payment includes the unpaid contingent quarterly coupon with respect to the determination date on which the index closing values of all of the underlying indices are greater than or equal to their respective call threshold levels and the securities are redeemed as a result.

￭In Example 1, the securities are automatically redeemed following the second determination date, which is the first determination date on which the securities are callable, as the index closing values of all of the underlying indices on such determination date are greater than or equal to their respective call threshold levels. Although the index closing values of all of the underlying indices on the first determination date are equal to or greater than their respective call threshold levels (and therefore equal to or greater than their respective coupon threshold levels), the securities are not callable on the first determination date and you will receive only the contingent quarterly coupon with respect to the first determination date. Because the index closing values of all of the underlying indices on the second determination date are greater than or equal to their respective coupon threshold levels, on the corresponding contingent coupon payment date, you receive an early redemption payment of $1,025.50, which includes the contingent quarterly coupon with respect to the second determination date.

 In this example, the early redemption feature limits the term of your investment to approximately 6 months and you may not be able to reinvest at a comparable risk or yield. You will not receive any further payments on the securities following an early redemption. When added to the contingent quarterly coupon of $25.50 received in respect of the first determination date, your total payment per security in this example is $1,051.00 (a total return of 5.10% on the securities).

￭In Example 2, the securities are automatically redeemed following the third determination date as the index closing values of all of the underlying indices on such determination date are greater than or equal to their respective call threshold levels. As the index closing values of all of the underlying indices on the first determination date are greater than or equal to their respective coupon threshold levels, you receive the contingent quarterly coupon of $25.50 with respect to such determination date. Because, however, the index closing value of at least one underlying index on the second determination date is less than its coupon threshold level, no contingent quarterly coupon is made with respect to such determination date.

On the contingent coupon payment date corresponding to the third determination date, you receive an early redemption payment of $1,025.50, which includes the contingent quarterly coupon with respect to such determination date.

 In this example, the early redemption feature limits the term of your investment to approximately 9 months and you may not be able to reinvest at a comparable risk or yield. If the securities are redeemed early, you will stop receiving contingent quarterly coupons. Further, although all of the underlying indices have increased by 20.00% from their respective initial index values on the third determination date, you only receive $1,025.50 per security and do not benefit from such increase. When added to the contingent quarterly coupon of $25.50 received in respect of the first determination date, your total payment per security in this example is $1,051.00 (a total return of 5.10% on the securities).

	Example 3					Example 4
Determination Dates	Hypothetical Index Closing Value Underlying Index A	Hypothetical Index Closing Value Underlying Index B	Hypothetical Index Closing Value Underlying Index C	Contingent Quarterly Coupon	Early Redemption Payment	Hypothetical Index Closing Value Underlying Index A	Hypothetical Index Closing Value Underlying Index B	Hypothetical Index Closing Value Underlying Index C	Contingent Quarterly Coupon	Early Redemption Payment
#1	60.00 (below coupon threshold level and call threshold level)	105.00 (at or above coupon threshold level and call threshold level)	90.00 (at or above coupon threshold level; below call threshold level)	$0.00	N/A	105.00 (at or above coupon threshold level and call threshold level))	90.00 (at or above coupon threshold level; below call threshold level)	62.00 (below coupon threshold level and call threshold level)	$0.00	N/A
#2 - #7	Various (all below coupon threshold level and call threshold level)	Various (all below coupon threshold level and call threshold level)	Various (all below coupon threshold level and call threshold level)	$0.00	N/A	Various (all below coupon threshold level and call threshold level)	Various (all below coupon threshold level and call threshold level)	Various (all below coupon threshold level and call threshold level)	$0.00	N/A
Final Determination Date	85.00 (at or above downside threshold level and coupon threshold level)	88.00 (at or above downside threshold level and coupon threshold level)	91.00 (at or above downside threshold level and coupon threshold level)	$25.50*	N/A	88.00 (at or above downside threshold level and coupon threshold level)	40.00 (below downside threshold level and coupon threshold level)	95.00 (at or above downside threshold level and coupon threshold level)	$0.00	N/A
Payment at Maturity	$1,025.50					$400.00

* The final contingent quarterly coupon, if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final index value.

August 2026	Page 9

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028
All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

￭In Example 3, the index closing value of at least one of the underlying indices on each determination date prior to the final determination date is less than its coupon threshold level and the index closing value of at least one of the underlying indices is less than its call threshold level. As a result, you do not receive a contingent quarterly coupon with respect to any of those determination dates and the securities are not automatically redeemed prior to maturity. Because the index closing values of all of the underlying indices on the final determination date are greater than or equal to their respective downside threshold levels and coupon threshold levels, at maturity you receive the stated principal amount plus the contingent quarterly coupon with respect to the final determination date. Your payment at maturity is calculated as follows:

$1,000.00 + $25.50 = $1,025.50

In this example, you receive the stated principal amount per security plus the contingent quarterly coupon, equal to a total payment of $1,025.50 per security at maturity. Your total payment per security in this example is $1,025.50 (a total return of 2.55% on the securities).

￭In Example 4, the index closing value of at least one of the underlying indices on each determination date prior to the final determination date throughout the term of the securities is less than its coupon threshold level and call threshold level. As a result, you do not receive any contingent quarterly coupon during the term of the securities and the securities are not automatically redeemed prior to maturity. Furthermore, because the final index value of at least one of the underlying indices is less than its downside threshold level, you receive a cash payment at maturity calculated as follows:

$1,000.00 + ($1,000.00 × underlying return of the worst performing underlying index)

= $1,000.00 + ($1,000.00 × -60.00%)
 = $400.00

In this example, your payment at maturity is significantly less than the stated principal amount and you will receive a total cash payment per security at maturity equal to $400.00 (a loss of 60.00% on the securities).

We make no representation or warranty as to which of the underlying indices will be the worst performing underlying index for the purposes of calculating your actual payment at maturity.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that BNS is not necessarily obligated to repay the full amount of your investment in the securities. If the securities are not redeemed prior to maturity and the final index value of any underlying index is less than its downside threshold level, BNS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss on your stated principal amount that is equal to the underlying return of the worst performing underlying index. In such circumstances, the amount you receive at maturity will be less than 75.00% of the stated principal amount and you may lose your entire investment in the securities.

The securities will not pay a contingent quarterly coupon if the index closing value of any underlying index on any determination date is less than its coupon threshold level. The securities will not be automatically redeemed with respect to any applicable determination date in respect of which an early redemption may occur unless the index closing value of each underlying index on the relevant determination date is greater than or equal to its respective call threshold level.

You will be exposed to the market risk of each underlying index on each determination date (including the final determination date) and any decline in the level of one underlying index may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying index. Any payment to be made on the securities, including any repayment of principal, depends on the ability of BNS to satisfy its obligations as they come due. If BNS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose your entire investment in the securities.

August 2026	Page 10

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028
All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.

Risks Relating to Return Characteristics

￭Risk of loss at maturity. The securities differ from ordinary debt securities in that BNS will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not redeemed prior to maturity, BNS will repay you the stated principal amount of your securities in cash only if the final index values of all of the underlying indices are greater than or equal to their respective downside threshold levels and will only make such payment at maturity. If the securities are not redeemed prior to maturity and the final index value of any underlying index is less than its downside threshold level, you will receive a cash payment per security that will be less than 75.00% of the stated principal amount and you will be exposed on a 1-to-1 basis to the decline of the worst performing underlying index. You may lose your entire investment in the securities.

￭Contingent repayment of stated principal amount only at maturity. If your securities are not redeemed prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your investment even if the then-current levels of all of the underlying indices are greater than or equal to their respective downside threshold levels.

￭You may not receive any contingent quarterly coupons. BNS will not necessarily make periodic payments on the securities. If the index closing value of any of the underlying indices on any determination date is less than its coupon threshold level, BNS will not pay you the contingent quarterly coupon applicable to such determination date. If the index closing value of any of the underlying indices is less than its coupon threshold level on each of the determination dates, BNS will not pay you any contingent quarterly coupons during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent quarterly coupon coincides with a period of greater risk of principal loss on your securities.

￭Greater expected volatility with respect to, and lower expected correlation of, the underlying indices generally reflects a higher contingent quarterly coupon and a higher expectation as of the pricing date that the index closing value of any of the underlying indices could be less than its downside threshold level. “Volatility” refers to the frequency and magnitude of changes in the level of an underlying index. This greater expected risk will generally be reflected in a higher contingent quarterly coupon for that security. However, while the contingent quarterly coupon is set on the pricing date based, in part, on the correlations of the underlying indices and each underlying index’s volatility calculated using our internal models, an underlying index’s volatility, and the correlation of the underlying indices, can change significantly over the term of the securities. The level of any underlying index could fall sharply, which could result in the loss of a significant portion or all of your investment in the securities.

￭The securities are subject to reinvestment risk in the event of an early redemption. The securities will be automatically redeemed prior to maturity if the index closing values of all of the underlying indices on any determination date (other than the first determination date and the final determination date) are greater than or equal to their call threshold levels and you will not receive any more contingent quarterly coupons after the related contingent coupon payment date. Conversely, the securities will not be automatically redeemed when the index closing value of any one of the underlying indices on any determination date is less than its call threshold level, which generally coincides with a greater risk of principal loss on your securities. The securities could be redeemed as early as the second contingent coupon payment date, potentially limiting your investment to a term of approximately 6 months. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

￭The contingent quarterly coupon, if any, is based solely on the index closing value of each underlying index on only the related determination date. Whether the contingent quarterly coupon will be paid on any contingent coupon payment date will be based on the index closing value of each underlying index on the relevant determination date. As a result, you will not know whether you will receive the contingent quarterly coupon on any contingent coupon payment date until the related determination date. Moreover, because the contingent quarterly coupon is based solely on the value of each underlying index on a specific determination date, if the index closing value of any underlying index on any determination date is below its coupon threshold level, you will not receive the contingent quarterly coupon with respect to such determination date, even if the level of such underlying index was greater than or equal to its respective coupon threshold level on other days during the term of the securities, and even if the index closing value(s) of one or both of the other underlying indices are at or above their respective coupon threshold levels.

August 2026	Page 11

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028
All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

￭Your potential return on the securities is limited, you will not participate in any increase of the underlying indices and you will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities. The return potential of the securities is limited to the contingent quarterly coupons, regardless of the increase of the underlying indices. In addition, your return on the securities will vary based on the number of determination dates on which the requirements of the contingent quarterly coupon have been met prior to maturity or an early redemption. Furthermore, if the securities are redeemed prior to maturity, you will not receive any contingent quarterly coupons or any other payment in respect of any determination dates after the applicable contingent coupon payment date, and your return on the securities could be less than if the securities remained outstanding until maturity. If the securities are not redeemed prior to maturity, you may be subject to the decrease in the level of the worst performing underlying index even though you cannot participate in any increase in the levels of the underlying indices. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the index constituent stocks.

￭You are exposed to the market risk of each underlying index. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the performance of each underlying index. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying index. Poor performance by any one underlying index may negatively affect your return and will not be offset or mitigated by the performance of any other underlying index. Accordingly, your investment is subject to the market risk of each underlying index.

￭Because the securities are linked to the performance of more than one underlying index, there is an increased probability that you will not receive a contingent quarterly coupon on any determination date and that you will lose a significant portion or all of your investment in the securities. The risk that you will not receive a contingent quarterly coupon on any determination date and that you will lose a significant portion or all of your investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying index if their terms are otherwise substantially similar. With a greater total number of underlying indices, it is more likely that the index closing value or the final index value, as applicable, of any underlying index will be less than its coupon threshold level and/or downside threshold level. Therefore, it is more likely that you will (a) not receive any contingent quarterly coupons and/or (b) receive an amount in cash that is worth less than your stated principal amount on the maturity date than would have been the case had the securities been linked to only one underlying index. In addition, if the performances of the underlying indices are not correlated to each other, the risk that the index closing value (on any determination date other than the final determination date) or the final index value, as applicable, of any underlying index is less than its coupon threshold level or downside threshold level is even greater.

Risks Relating to Characteristics of the Underlying Indices

￭The level of each underlying index will be affected by various factors that interact in complex and unpredictable ways. The return on the securities, which may be negative, is linked to the performance of each underlying index and indirectly linked to the value of the index constituent stocks. The level of each underlying index can rise or fall sharply due to factors specific to such underlying index or its index constituent stocks and their issuers (the “index constituent stock issuers”), such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. You, as an investor in the securities, should make your own investigation into the underlying indices and the index constituent stocks.

￭There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the levels of the underlying indices will rise or fall and there can be no assurance that the index closing value of each underlying index on any determination date will be greater than or equal to its coupon threshold level, or, if the securities are not redeemed prior to maturity, that the final index value of each underlying index on the final determination date will be greater than or equal to its downside threshold level. The levels of the underlying indices will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituent stock issuers. You should be willing to accept the risks associated with the relevant markets tracked by each underlying index in general and each index’s index constituent stocks in particular, and the risk of losing a significant portion or all of your investment in the securities.

August 2026	Page 12

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028
All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

￭The securities are subject to small-capitalization stock risks. The securities are linked to the Russell 2000® Index, which is comprised of index constituent stocks issued by small-capitalization companies and, therefore, are subject to risks associated with small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the underlying index may be more volatile than an index of which a greater percentage of its index constituent stocks are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭The underlying indices reflect price return, not total return. The return on your securities is based on the performance of the underlying indices, which reflect the changes in the market prices of the index constituent stocks. The underlying indices are not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.

￭Changes affecting the underlying indices could have an adverse effect on the market value of, and any amount payable on, the securities. The policies of each index sponsor as specified under “Information About the Underlying Indices” (together, the “index sponsors”), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which the index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the level of the underlying indices. The policies of the index sponsors with respect to the calculation of the underlying indices could also adversely affect the levels of the underlying indices. The index sponsors may discontinue or suspend calculation or dissemination of the underlying indices. Any such actions could have an adverse effect on the market value of, and any amount payable on, the securities.

￭There is no affiliation between the respective index sponsors and BNS, and BNS is not responsible for any disclosure by such index sponsors. We or our affiliates may currently, or from time to time engage in business with the index sponsors. However, we and our affiliates are not affiliated with the sponsor of any underlying index and have no ability to control or predict their actions. You, as an investor in the securities, should conduct your own independent investigation of the relevant index sponsor and each underlying index. No index sponsor is involved in the securities offered hereby in any way and has no obligation of any sort with respect to your securities. The relevant index sponsor has no obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of, and any amounts payable on, your securities.

Risks Relating to Estimated Value and Liquidity

￭BNS’ initial estimated value of the securities at the time of pricing (when the terms of your securities are set on the pricing date) will be lower than the issue price of the securities. BNS’ initial estimated value of the securities is only an estimate. The issue price of the securities will exceed BNS’ initial estimated value. The difference between the issue price of the securities and BNS’ initial estimated value reflects costs associated with selling and structuring the securities, as well as hedging its obligations under the securities. Therefore, the economic terms of the securities are less favorable to you than they would have been if these expenses had not been paid or had been lower.

￭Neither BNS’ nor SCUSA’s estimated value of the securities at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities. BNS’ initial estimated value of the securities and SCUSA’s estimated value of the securities at any time are determined by reference to BNS’ internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for BNS’ conventional fixed-rate debt securities and the borrowing rate BNS would pay for its conventional fixed-rate debt securities. This discount is based on, among other things, BNS’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for BNS’ conventional fixed-rate debt. If the interest rate implied by the credit spreads for BNS’ conventional fixed-rate debt securities, or the borrowing rate BNS would pay for its conventional fixed-rate debt securities were to be used, BNS would expect the economic terms of the securities to be more favorable to you. Consequently, the use of an internal funding rate for the securities increases the estimated value of the securities at any time and has an adverse effect on the economic terms of the securities.

August 2026	Page 13

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028
All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

￭BNS’ initial estimated value of the securities does not represent future values of the securities and may differ from others’ (including SCUSA’s) estimates. BNS’ initial estimated value of the securities is determined by reference to its internal pricing models when the terms of the securities are set. These pricing models consider certain factors, such as BNS’ internal funding rate on the pricing date, the expected term of the securities, market conditions and other relevant factors existing at that time, and BNS’ assumptions about market parameters, which can include volatility of the underlying indices, correlation of the underlying indices, dividend rates, interest rates and other factors. Different pricing models and assumptions (including the pricing models and assumptions used by SCUSA) could provide valuations for the securities that are different, and perhaps materially lower, from BNS’ initial estimated value. Therefore, the price at which SCUSA would buy or sell your securities (if SCUSA makes a market, which it is not obligated to do) may be materially lower than BNS’ initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

￭The securities have limited liquidity. The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. SCUSA and any other affiliates of BNS intend, but are not required, to make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which SCUSA is willing to purchase the securities from you. If at any time SCUSA does not make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The price at which SCUSA would buy or sell your securities (if SCUSA makes a market, which it is not obligated to do) will be based on SCUSA’s estimated value of your securities. SCUSA’s estimated value of the securities is determined by reference to its pricing models and takes into account BNS’ internal funding rate. The price at which SCUSA would initially buy or sell your securities in the secondary market (if SCUSA makes a market, which it is not obligated to do) exceeds SCUSA’s estimated value of your securities at the time of pricing. As agreed by SCUSA and the distribution participants, this excess is expected to decline to zero over the period specified under “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if SCUSA buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to SCUSA’s pricing models at that time. The price at which SCUSA will buy or sell your securities at any time also will reflect its then-current bid and ask spread for similar sized trades of structured notes. If SCUSA calculated its estimated value of your securities by reference to BNS’ credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities (as opposed to BNS’ internal funding rate), the price at which SCUSA would buy or sell your securities (if SCUSA makes a market, which it is not obligated to do) could be significantly lower.

SCUSA’s pricing models consider certain variables, including principally BNS’ internal funding rate, interest rates (forecasted, current and historical rates), the volatility of the underlying indices, the correlation of the underlying indices, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of the securities determined by reference to SCUSA’s models, taking into account BNS’ internal funding rate, due to, among other things, any differences in pricing models or assumptions used by others. See “— The price of the securities prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount” herein.

In addition to the factors discussed above, the value and quoted price of the securities at any time will reflect many factors and cannot be predicted. If SCUSA makes a market in the securities, the price quoted by SCUSA would reflect any changes in market conditions and other relevant factors, including any deterioration in BNS’ creditworthiness or perceived creditworthiness. These changes may adversely affect the value of the securities, including the price you may receive for the securities in any market making transaction. To the extent that SCUSA makes a market in the securities, the quoted price will reflect the estimated value determined by reference to SCUSA’s pricing models at that time, plus or minus SCUSA’s then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that SCUSA or any other party will be willing to purchase your securities at any price and, in this regard, SCUSA is not obligated to make a market in the securities. See “— The securities have limited liquidity” herein.

August 2026	Page 14

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028
All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

￭The price of the securities prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount. The price at which the securities may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the levels of the underlying indices over the full term of the securities, (ii) volatility of the levels of the underlying indices and their respective index constituent stocks and the market's perception of future volatility of the foregoing, (iii) the correlation of the underlying indices and the market’s perception of future correlation of the underlying indices, (iv) changes in interest rates generally, (v) any actual or anticipated changes in our credit ratings or credit spreads, (vi) dividend yields on the index constituent stocks and (vii) the time remaining to maturity. In particular, because the provisions of the securities relating to the contingent quarterly coupons and the payment at maturity behave like options, the value of the securities will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated levels of the underlying indices and other relevant factors, the market value of the securities may decrease and you may receive substantially less than the stated principal amount if you sell your securities prior to maturity regardless of the levels of the underlying indices at such time.

See “Additional Risk Factors Specific to the Notes — Risks Relating to Liquidity — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” in the accompanying product supplement.

Risks Relating to General Credit Characteristics

￭Payments on the securities are subject to the credit risk of BNS. The securities are senior unsecured debt obligations of BNS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of BNS to satisfy its obligations as they come due. As a result, BNS’ actual and perceived creditworthiness may affect the market value of the securities. If BNS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose your entire investment in the securities.

Risks Relating to Hedging Activities and Conflicts of Interest

￭Hedging activities by BNS and SCUSA may negatively impact investors in the securities and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the securities. We, SCUSA or one or more of our other affiliates has hedged or expects to hedge our obligations under the securities. Such hedging transactions may include entering into swap or similar agreements, purchasing shares of the index constituent stocks and/or purchasing futures, options and/or other instruments linked to one or more underlying index and/or one or more of the index constituent stocks. We, SCUSA or one or more of our other affiliates also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to one or more underlying index and/or one or more of the index constituent stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the final determination date. We, SCUSA or one or more of our other affiliates may also enter into, adjust and unwind hedging transactions relating to other basket- or index-linked securities whose returns are linked to changes in the level of the underlying indices and/or one or more underlying index and/or the index constituent stocks. Any of these hedging activities may adversely affect the level of the underlying indices—directly or indirectly by affecting the price of their index constituent stocks — and therefore the market value of the securities and the amount you will receive, if any, on the securities.

You should expect that these transactions will cause BNS, SCUSA or our other affiliates, or our clients or counterparties, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the securities. None of BNS, SCUSA or any of our other affiliates will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the securities, and any of the foregoing may receive substantial returns with respect to these hedging activities while the value of, and return on, the securities declines.

August 2026	Page 15

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028
All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

￭We, SCUSA and our other affiliates regularly provide services to, or otherwise have business relationships with, a broad client base, which has included and may include us and the index constituent stock issuers and the market activities by us, SCUSA or our other affiliates for our or their own respective accounts or for our clients could negatively impact investors in the securities. We, SCUSA and our other affiliates regularly provide a wide range of financial services, including financial advisory, investment advisory and transactional services to a substantial and diversified client base. As such, we each may act as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker or lender. In those and other capacities, we, SCUSA and/or our other affiliates purchase, sell or hold a broad array of investments, actively trade securities (including the securities or other securities that we have issued), the index constituent stocks, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our or their own respective accounts or for the accounts of our customers, and we will have other direct or indirect interests, in those securities and in other markets that may not be consistent with your interests and may adversely affect the level of the underlying indices and/or the value of the securities. You should assume that we or they will, at present or in the future, provide such services or otherwise engage in transactions with, among others, us and the index constituent stock issuers, or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the level of the underlying indices and the market for your securities, and you should expect that our interests and those of SCUSA and/or our other affiliates, clients or counterparties, will at times be adverse to those of investors in the securities.

You should expect that we, SCUSA, and our other affiliates, in providing these services, engaging in such transactions, or acting for our or their own respective accounts, may take actions that have direct or indirect effects on the securities or other securities that we may issue, the index constituent stocks, other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the securities. In addition, in connection with these activities, certain personnel within us, SCUSA or our other affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the securities.

We, SCUSA and our other affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the securities or other securities that we may issue, the index constituent stocks or other securities or instruments similar to or linked to the foregoing. Investors in the securities should expect that we, SCUSA and our other affiliates offer securities, financial instruments, and other products that may compete with the securities for liquidity or otherwise.

￭Activities conducted by BNS and its affiliates may impact the levels of the underlying indices and the value of the securities. Trading or transactions by BNS, SCUSA or our other affiliates in the underlying indices or any index constituent stocks, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the underlying indices or any index constituent stocks may adversely affect the levels of the underlying indices or any index constituent stocks and, therefore, the market value of the securities and the likelihood of a contingent quarterly coupon being paid on any contingent coupon payment date. See “—     Hedging activities by BNS and SCUSA may negatively impact investors in the securities and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the securities” for additional information regarding hedging-related transactions and trading.

￭The calculation agent will have significant discretion with respect to the securities, which may be exercised in a manner that is adverse to your interests. The calculation agent will be an affiliate of BNS. The calculation agent will determine whether the contingent quarterly coupon is payable to you on any contingent coupon payment date and the payment at maturity of the securities, if any, based on observed index closing values of the underlying indices. The calculation agent can postpone the determination of the index closing value or final index value of an underlying index (and therefore the related contingent coupon payment date or maturity date, as applicable) if a market disruption event occurs and is continuing with respect to such underlying index on any determination date (including the final determination date).

￭BNS and its affiliates may publish research or make opinions or recommendations that are inconsistent with an investment in the securities. BNS, SCUSA and our other affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by BNS, SCUSA or our other affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying indices to which the securities are linked.

Risks Relating to Canadian and U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Additional Information About the Securities — Tax Considerations” and “— Material Canadian Income Tax Consequences” herein.

August 2026	Page 16

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028
All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

Information About the Underlying Indices

All disclosures contained in this document regarding each underlying index are derived from publicly available information. BNS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying indices. You should make your own investigation into each underlying index.

Nasdaq-100 Index®

We have derived all information contained herein regarding the Nasdaq-100 Index® (referred to in this section as the “NDX”), including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, Nasdaq, Inc. (“Nasdaq” or its “index sponsor”), and/or its affiliates.

The NDX includes 100 of the largest domestic and international non-financial stocks listed on The Nasdaq Stock Market based on market capitalization. Please see “Indices — The Nasdaq-100® Index” in the accompanying underlier supplement for additional information regarding the NDX, Nasdaq and our license agreement with respect to the NDX. Additional information regarding the NDX, including its sectors, sector weightings and top constituents, may be available on Nasdaq’s website.

Historical Information

The index closing value of the NDX on August 24, 2026 was 29,023.18 (its “hypothetical initial index value”). The graph below shows the index closing values of the NDX for each day from January 1, 2021 to August 24, 2026. The dotted lines represent its hypothetical downside threshold level and its hypothetical coupon threshold level of 21,767.385 and its hypothetical call threshold level of 29,023.18, which are equal to 75.00% and 100.00%, respectively, of its hypothetical initial index value. The actual coupon threshold level, downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the graph below from Bloomberg Professional® Service (“Bloomberg”), without independent verification. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the NDX should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the NDX at any time, including the determination dates.

Nasdaq-100 Index® – Daily Index Closing Values January 1, 2021 to August 24, 2026

August 2026	Page 17

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028
All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

Russell 2000® Index

We have derived all information contained herein regarding the Russell 2000® Index (referred to in this section as the “RTY”), including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE Russell (“FTSE” or its “index sponsor”), and/or its affiliates.

The RTY is designed to track the performance of the small-capitalization segment of the U.S. equity market. It includes the stocks of approximately 2,000 of the smallest companies that form the Russell 3000® Index, which is comprised of approximately 3,000 of the largest U.S. companies. Please see “Indices — The Russell 2000® Index” in the accompanying underlier supplement for additional information regarding the RTY, its index sponsor and our license agreement with respect to the RTY. Additional information regarding the RTY, including its sectors, sector weightings and top constituents, may be available on the index sponsor’s website.

Historical Information

The index closing value of the RTY on August 24, 2026 was 2,995.080 (its “hypothetical initial index value”). The graph below shows the index closing values of the RTY for each day from January 1, 2021 to August 24, 2026. The dotted lines represent its hypothetical downside threshold level and its hypothetical coupon threshold level of 2,246.310 and its hypothetical call threshold level of 2,995.080, which are equal to 75.00% and 100.00%, respectively, of its hypothetical initial index value. The actual coupon threshold level, downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the graph below from Bloomberg without independent verification. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the RTY should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the RTY at any time, including the determination dates.

Russell 2000® Index – Daily Index Closing Values January 1, 2021 to August 24, 2026

August 2026	Page 18

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028
All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

S&P 500® Index

We have derived all information contained herein regarding the S&P 500® Index (referred to in this section as the “SPX”), including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P” or its “index sponsor”), and/or its affiliates.

The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. Please see “Indices—The S&P 500® Index” in the accompanying underlier supplement for additional information regarding the SPX, S&P and our license agreement with respect to the SPX. Additional information regarding the SPX, including its sectors, sector weightings and top constituents, may be available on S&P’s website.

Historical Information

The index closing value of the SPX on August 24, 2026 was 7,652.86 (its “hypothetical initial index value”). The graph below shows the index closing values of the SPX for each day from January 1, 2021 to August 24, 2026. The dotted lines represent its hypothetical downside threshold level and its hypothetical coupon threshold level of 5,739.645 and its hypothetical call threshold level of 7,652.86, which are equal to 75.00% and 100.00%, respectively, of its hypothetical initial index value. The actual coupon threshold level, downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the graph below from Bloomberg, without independent verification. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the SPX should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the SPX at any time, including the determination dates.

S&P 500® Index – Daily Index Closing Values January 1, 2021 to August 24, 2026

This document relates only to the securities offered hereby and does not relate to the underlying indices or other securities linked to the underlying indices. We have derived all disclosures contained in this document regarding the underlying indices from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, none of us or any of our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying indices.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of any of the underlying indices.

August 2026	Page 19

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028
All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each contingent coupon payment date shall be the date one business day prior to such scheduled contingent coupon payment date.
Trustee:	Computershare Trust Company, N.A.
Calculation agent:	Scotia Capital Inc.
Trading day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Trading Day”.
Business day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Business Day”.
Tax redemption:

Notwithstanding anything to the contrary in the accompanying product supplement, the provisions set forth under “General Terms of the Notes — Payment of Additional Amounts” and “General Terms of the Notes — Tax Redemption” shall not apply to the securities.

Canadian bail-in:	The securities are not bail-inable debt securities under the CDIC Act.
Terms incorporated:

All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this document, and for purposes of the foregoing, the terms used herein mean the corresponding terms as defined in the accompanying product supplement, as specified below:

	Term used herein	Corresponding term in the accompanying product supplement
	underlying index	reference asset
	index constituent stock	reference asset constituent
	stated principal amount	principal amount
	original issue date	issue date
	determination date	valuation date
	final determination date	final valuation date
	contingent quarterly coupon	contingent coupon
	index closing value	closing value
	initial index value	initial value
	call threshold level	call threshold
	final index value	final value
	underlying return	reference asset return
	coupon threshold level	contingent coupon barrier value
	downside threshold level	barrier value

In addition to those terms, the following two sentences are also so incorporated into the master note: BNS confirms that it fully understands and is able to calculate the effective annual rate of interest applicable to the securities based on the methodology for calculating per annum rates provided for in the securities. BNS irrevocably agrees not to plead or assert Section 4 of the Interest Act (Canada), whether by way of defense or otherwise, in any proceeding relating to the securities.

August 2026	Page 20

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028
All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

Additional information regarding estimated value of the securities:

On the cover page of this pricing supplement, BNS has provided the initial estimated value range for the securities. This range of estimated values was determined by reference to BNS’ internal pricing models, which take into consideration certain factors, such as BNS’ internal funding rate on the pricing date and BNS’ assumptions about market parameters. For more information about the initial estimated value, see “Risk Factors — Risks Relating to Estimated Value and Liquidity” herein.

The economic terms of the securities (including the contingent quarterly coupon, coupon threshold level and downside threshold level) are based on BNS’ internal funding rate, which is the rate BNS would pay to borrow funds through the issuance of similar market-linked securities and the economic terms of certain related hedging arrangements. Due to these factors, the issue price you pay to purchase the securities will be greater than the initial estimated value of the securities. BNS’ internal funding rate is typically lower than the rate BNS would pay when it issues conventional fixed rate debt securities as discussed further under “Risk Factors — Risks Relating to Estimated Value and Liquidity — Neither BNS’ nor SCUSA’s estimated value of the securities at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities”. BNS’ use of its internal funding rate reduces the economic terms of the securities to you. We urge you to read the “Risk Factors” in this pricing supplement for additional information.

Material Canadian income tax consequences:

See “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product supplement. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be a deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, BNS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying indices. If your securities are so treated, any contingent quarterly coupon that is paid by BNS (including on the maturity date or upon early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

In addition, you should generally recognize capital gain or loss upon the taxable disposition (including cash settlement) of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent quarterly coupon or any amount attributable to any accrued but unpaid contingent quarterly coupon) and the amount you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (and, otherwise short-term capital gain or loss). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the taxable disposition of your securities prior to a contingent coupon payment date, but that could be attributed to an expected contingent quarterly coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

August 2026	Page 21

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028
All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.

Except to the extent otherwise required by law, BNS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Section 1297. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a security. U.S. holders should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are considering whether a holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any receipt of contingent quarterly coupons and this could be applied on a retroactive basis. According to the Notice, the IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and potential impact of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.

August 2026	Page 22

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028
All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent quarterly coupons is unclear. Subject to Section 897 of the Code and Section 871(m) of the Code, and FATCA, each as discussed below, we currently do not intend to treat contingent quarterly coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 as subject to U.S. withholding tax and we currently do not intend to withhold any tax on contingent quarterly coupons. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied, or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the securities to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any index constituent stock issuer as a USRPHC and/or the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on the nature of the underlying indices and our determination that the securities are not “delta-one” with respect to any underlying index or any index constituent stock, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying indices, index constituent stocks or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying indices, index constituent stocks or the securities. If you enter, or have entered, into other transactions in respect of the underlying indices, index constituent stocks or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

August 2026	Page 23

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028
All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits and income, and the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of BNS and those of the index constituent stock issuers).

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

SCUSA, our affiliate, will purchase the securities at the stated principal amount and, as part of the distribution of the securities, will sell the securities to Morgan Stanley Wealth Management with an underwriting discount of $22.50 reflecting a fixed sales commission of $17.50 and a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. BNS or an affiliate may also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

BNS, SCUSA or any other affiliate of BNS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, BNS, SCUSA, any other affiliate of BNS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless BNS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

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Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about August 31, 2028
All Payments on the Securities Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

Conflicts of Interest — SCUSA is an affiliate of BNS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, BNS will receive the gross proceeds from the initial public offering of the securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. SCUSA is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

In the ordinary course of their various business activities, SCUSA, and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of BNS. SCUSA, and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

SCUSA and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than BNS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including SCUSA’s or any affiliates’ customary bid-ask spreads) at which SCUSA or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the initial estimated value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that SCUSA may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, SCUSA and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the initial estimated value of the securities, see “Risk Factors” herein.

Prohibition of sales to EEA retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of sales to United Kingdom retail investors:

The only categories of person in the United Kingdom to whom this document may be distributed are those persons who (i) have professional experience in matters relating to investments falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons in (i)-(iii) above together being referred to as “Relevant Persons”). This document is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this document relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This document may only be provided to persons in the United Kingdom in circumstances where section 21(1) of FSMA does not apply to BNS. The securities are not being offered to “retail investors” within the meaning of the Packaged Retail and Insurance-based Investment Products Regulations 2017 and accordingly no Key Information Document has been produced under these regulations.

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